Exhibit 99.1

Wireless Telecom GroupINC.

25 Eastmans Road, Parsippany, NJ 07054

Tel. (973) 386-9696 Fax (973) 402-4042

WIRELESS TELECOM GROUP ANNOUNCES ADDITION OF NEW BOARD MEMBERS:
ALLAN D. L. WEINSTEIN AND MICHAEL H. MILLEGAN

NEWS RELEASE

Contact:	Robert Censullo (973) 386-9696

Monday, November 14, 2016

Wireless Telecom Group, Inc. (NYSE MKT:WTT) announced today the appointment of Allan D. L. Weinstein and Michael H. Millegan to serve as members of the Company’s Board of Directors, effective November 9, 2016 and November 13, 2016, respectively. Mr. Weinstein was appointed to fill an existing vacancy on the Board and will serve as a member of the Board’s Audit Committee. Mr. Millegan was appointed to fill a newly created vacancy when the Board increased the size of the Board from six to seven members, and he will serve as a member of the Board’s Compensation Committee.

Mr. Weinstein, 46, is the co-founder and Managing Partner of Gainline Capital Partners LP. Prior to co-founding Gainline in 2015, he was a Managing Partner of CAI Private Equity, which he joined in 2012. While at CAI, Mr. Weinstein served on the firm’s Investment Committee and was a partner in CAI’s management company. Before joining CAI, Mr. Weinstein was a Managing Director at New York-based private equity firm Lincolnshire Management, Inc., where he was employed for nearly 18 years. Mr. Weinstein began his career with Fleet Bank, and he has served as a director or officer of numerous companies, including Allison Marine, Bankruptcy Management Solutions and Shred-Tech Corporation. He is currently on the Board of Directors of CSAT Solutions Holdings LLC, a reverse logistics company serving the electronics sector. Mr. Weinstein received an A.B. in History and Economics from Vassar College.

Mr. Millegan, 58, was President of Verizon Global Wholesale group, a business unit of Verizon Communications, where he focused on global carrier, wireless and cable company network requirements from 2007 until his retirement in December 2013. During this time, he served as a member of the Verizon Leadership Committee which focused on operational performance. Prior to that, Mr. Millegan was Senior Vice President/Market President for Verizon’s Midwest Operations and Senior Vice President Enterprise/Wholesale business unit, which focused on over 300 large enterprise customers. Mr. Millegan also led the Logistics/Supply Chain business unit as the Senior Vice President from 2000 to 2004. Mr. Millegan served on the advisory board of FINSPHERE, a leader in mobile identity authentication enabling financial institutions and mobile network operators to protect against credit card fraud. In addition, Mr. Millegan is an advisor/investor in WINDPACT, an innovative sports technology company developing protective gear to minimize sports related concussive head trauma. He holds an MBA and a BBA from Angelo State University.

Tim Whelan, CEO of Wireless Telecom Group, Inc., commented, “We are excited to have Allan and Michael as members of our Board. Allan and Michael come to us with significant leadership and industry experience, financial expertise and strong strategic backgrounds. Their addition to our Board will prove beneficial as we continue to drive operational excellence and accelerate our strategic growth initiatives.”

Forward-Looking Statements

Except for historical information, the matters discussed in this news release may be considered “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management, including its efforts to build shareholder value. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. Further information regarding risks and uncertainties that could affect the Company’s results are identified in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2015.

About Wireless Telecom Group, Inc.

Wireless Telecom Group designs and manufactures radio frequency (RF) and microwave-based products for wireless and advanced communications industries and markets its products and services worldwide under the Boonton, Microlab and Noisecom brands. Its complementary suite of high performance components and instruments includes RF combiners and broadband combiner boxes for in-building distributed antenna systems deployments (DAS), RF power splitters and diplexers, hybrid couplers, peak power meters, signal analyzers, noise modules, precision noise generators. The Company serves both commercial and government markets including, WiFi, WiMAX, satellite, cable, radar, avionics and medical technologies and industries. Wireless Telecom Group is headquartered in Parsippany, New Jersey, in the New York City metropolitan area, and maintains a global network of Sales and Service offices for excellent product service and support. Wireless Telecom Group’s website address is http://www.wtcom.com.